EXHIBIT 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Capital, Inc. 18111 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations (972) 349-3256

PMC Capital, Inc. Announces First Quarter Results

PMC Capital, Inc.
AMEX (Symbol PMC)

Dallas, TX	May 13, 2003

PMC Capital, Inc. (AMEX: PMC) announced first quarter results today. For the three months ended March 31, 2003, net increase in net assets resulting from operations (“net income”) was $658,000, or $0.05 per share, as compared to $1,680,000, or $0.14 per share, for the three months ended March 31, 2002. The reduction in net income was primarily a result of decreased interest income due to lower variable interest rates combined with a reduction in our loans receivable.

We funded $14.4 million in new loans during the three months ended March 31, 2003. At March 31, 2003, we had commitments to fund an additional $30.3 million in loans.

Lance B. Rosemore, President of PMC Capital, Inc. stated, “The continued low level of interest rates as well as costs associated with our merger have put pressure on our results. As stated previously, we look forward to consummating the merger with PMC Commercial Trust which will allow us to combine our business platform and portfolio with their portfolio.”

Completion of the merger is subject to approval by the shareholders of PMC Commercial Trust (“PMC Commercial”) and PMC Capital, Inc., certain governmental consents and customary closing conditions.

The following tables contain comparative selected financial data as of March 31, 2003 and December 31, 2002 and for the three month periods ended March 31, 2003 and 2002:

FINANCIAL POSITION INFORMATION

	March 31,	December 31,	Increase/
	2003	2002	(Decrease)%

	(In millions, except per share data)
Loans receivable, net	$96.3	$87.2	10.4%
Retained interests in transferred assets	$38.7	$40.0	(3.2%)
Total investments	$139.5	$136.2	2.4%
Total assets	$143.3	$140.3	2.1%
Notes and debentures payable	$54.3	$54.3	—%
Revolving credit facility	$4.8	$—	—%
Total shareholders’ equity	$71.2	$72.0	(1.1%)
Shares outstanding	11.9	11.9	—%
Net asset value per common share	$6.00	$6.07	(1.2%)

PMC CAPITAL, INC.	Page 2	First Quarter Results	May 13, 2003

OPERATING INFORMATION

	Three Months Ended March 31,

	2003	2002	Inc/(Dec) %

	(In thousands, except per share data)
Investment Income:
Interest	$1,633	$2,607	(37%)
Income from retained interests in transferred assets	1,169	1,147	2%
Advisory fee income	476	449	6%
Premium income	139	132	5%
Equity in income of unconsolidated subsidiaries, net	111	101	10%
Other income, net	268	349	(23%)

Total investment income	3,796	4,785	(21%)

Expenses:
Interest	782	1,206	(35%)
Salaries and related benefits	1,035	1,012	2%
Merger related costs	322	—	—%
General and administrative	235	231	2%
Loss from operations of assets acquired in liquidation	97	—	—%
Rent	78	79	(1%)
Professional fees	63	100	(37%)
Profit sharing plan	38	38	—%

Total expenses	2,650	2,666	(1%)

Net investment income	1,146	2,119	(46%)

Realized and unrealized loss on investments:
Realized losses	(215)	(156)	38%
Change in unrealized depreciation on investments	(273)	(283)	(4%)

Total realized and unrealized loss on investments	(488)	(439)	11%

Net increase in net assets resulting from operations	$658	$1,680	(61%)

Basic and diluted earnings per common share	$0.05	$0.14	(64%)

PMC CAPITAL, INC.	Page 3	First Quarter Results	May 13, 2003

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS.” THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS MATERIAL IS NOT A SUBSTITUTE FOR THE JOINT PROXY STATEMENT/PROSPECTUS PMC COMMERCIAL AND PMC CAPITAL WILL FILE WITH THE SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHICH WILL CONTAIN IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, WHEN IT BECOMES AVAILABLE. THE JOINT PROXY STATEMENTS/PROSPECTUS AND OTHER DOCUMENTS WHICH WILL BE FILED BY PMC COMMERCIAL AND PMC CAPITAL WITH THE SEC WILL BE AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE (www.sec.gov) OR BY DIRECTING A REQUEST WHEN SUCH A FILING IS MADE TO PMC COMMERCIAL, 18111 PRESTON ROAD, SUITE 600, DALLAS, TEXAS 75252, ATTN: INVESTOR RELATIONS, TELEPHONE (800) 486-3223 x3235; OR BY DIRECTING A REQUEST WHEN SUCH A FILING IS MADE TO PMC CAPITAL, 18111 PRESTON ROAD, SUITE 600, DALLAS, TEXAS 75252, ATTN: INVESTOR RELATIONS, TELEPHONE (800) 486-3223 x3256.

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